EXHIBIT 10.24


AGREEMENT FOR WATER SERVICE
Arapahoe County Fairgrounds


THIS AGREEMENT FOR WATER SERVICE ("Agreement") is made and
entered into as of the 3rd day of August, 2005 (the "Effective Date"), by and between the RANGEVIEW METROPOLITAN DISTRICT, a quasi-municipal corporation and political subdivision of the
State of Colorado acting by and through its water activity enterprise ("RANGEVIEW"), PURE CYCLE CORPORATION, a Delaware corporation ("PURECYCLE") and ARAPAHOE COUNTY, a political subdivision of the State of Colorado ("COUNTY").
RECITALS
      WHEREAS, COUNTY seeks to obtain water service for potable and irrigation water uses for the Arapahoe County Fairgrounds generally located south of Quincy Avenue between Harvest Mile
Road and Powhatan Road ("Property").
      WHEREAS, in order to efficiently provide water service to the Property, COUNTY desires to enter into an agreement with RANGEVIEW and PURECYCLE to finance, acquire, design, construct, operate and maintain certain water facilities to serve the Property, under the terms set forth below.
      WHEREAS, subject to the terms and conditions of the
"Amended and Restated Lease Agreement" ("Lease") dated April 4, 1996 between the State of Colorado Board of Land Commissioners ("Land Board") and RANGEVIEW and the Agreement for Sale of
Export Water ("Export Water Agreement") dated April 11, 1996 between PURECYCLE and RANGEVIEW, the Land Board conveyed to RANGEVIEW, which subsequently conveyed to PURECYCLE, certain rights to surface water and groundwater on and beneath the Land Board's property known as the Lowry Range, which water rights are more specifically outlined in Section 6.1 of the Lease.
      WHEREAS, PURECYCLE serves as the service provider for RANGEVIEW, and enters into this Agreement in its individual capacity as the owner of the Export Water (as defined below).
      WHEREAS, pursuant to Section 8.3 of the Lease, RANGEVIEW
and PURECYCLE have the right to provide a water delivery system for use by customers both on and off the Lowry Range, which system shall be developed pursuant to a unified master plan.
      WHEREAS, facilities developed for use by customers off the Lowry Range shall be integrated with facilities developed for use by customers within the Lowry Range.
      WHEREAS, PURECYCLE desires to reserve certain Export Water (as defined below) sufficient to provide water service to the Property for the uses anticipated for the Property.
      WHEREAS, in order to further facilitate water service to
the Property, PURECYCLE desires to acquire groundwater from the Denver and Laramie-Fox Hills formations for which COUNTY holds title at this time under the terms set forth herein.
      WHEREAS, PURECYCLE and RANGEVIEW are capable of providing domestic water service to the Property subject to the terms and conditions of the Lease.
      WHEREAS, in order to induce PURECYCLE to cause the Water Facilities to be constructed on a schedule which will accommodate anticipated development of the Property, COUNTY desires to participate with RANGEVIEW and PURECYCLE as provided herein with financing and otherwise promoting the construction of such Water Facilities.
      WHEREAS, to make water service available, RANGEVIEW and PURECYCLE are relying in part upon COUNTY's timely payment of certain fees and charges and also on their timely execution of other obligations, all as identified in this Agreement.
      WHEREAS, the Water Facilities will benefit and enhance the value of the Property.
      WHEREAS, the execution of this Agreement will serve a
public purpose and promote the health, safety, prosperity and general welfare by providing for the planned and orderly provision of domestic water service to the Property.
      WHEREAS, COUNTY intends to provide wastewater treatment facilities to serve the development of the Property independently from this Agreement.
      NOW THEREFORE, in consideration of the mutual promises and undertakings herein set forth, the above and foregoing Recitals are adopted and incorporated herein as integral provisions of this Agreement, and the parties further agree as follows:
ARTICLE 1
DEFINITIONS
1.1	For the purposes of this Agreement, the following terms
shall have the meanings set forth for them below:
(a)	Agreement:  This Agreement for Water Service and any
amendments hereto made in accordance herewith.
(b)	COUNTY:  Arapahoe County, a party to this Agreement,
and its employees, agents, officers, directors, successors,
and assigns.
(c)	Corporation Stop:  The valve which connects to a water
main by its upstream connection and to the Customer's water service pipeline by its downstream connection.
(d)	Customer:  Customer shall refer to the Arapahoe County
Fairgrounds which is the user of water from PURECYCLE's
Water Facilities whose property and place of use are
located within the Property.
(e)	Dedicated Export Water:  Specific water allocation
totaling 15.4 acre feet annually from the Export Water
defined pursuant to this Agreement.
(f)	Effective Date:  The Effective Date of this Agreement
as defined in the opening paragraph on page 1 hereof.
(g)	Equivalent Residential Unit (EQR):  The measure of
demand placed upon the Water Facilities by a typical and
average single-family detached residence, as determined
under RANGEVIEW's Rules and Regulations and as further
described in Section 2.1(d) hereof.
(h)	Export Water:  Water from the Lowry Range that
PURECYCLE can use outside of the Lowry Range service area,
as more specifically defined in Section 6.1 of the Lease.
(i)	Export Water Agreement:  The Agreement for Sale of
Export Water by and among RANGEVIEW and PURECYCLE executed
April 11, 1996.
(j)	Export Water Deed:  The Bargain and Sale Deed among
the Land Board, RANGEVIEW and PURECYCLE executed April 11,
1996, as recorded on July 31, 1996 at Reception No.
A6097803 in the Arapahoe County Clerk and Recorder's
Office, together with any and all amendments thereto.
(k)	Lease:  The Amended and Restated Lease Agreement
between RANGEVIEW and the State of Colorado, acting by and
through the Land Board (Lease No. S-37280), executed April
4, 1996, as recorded on July 31, 1996 at Reception No.
A6097802 in the Arapahoe County Clerk and Recorder's
Office, together with any and all amendments thereto.
(l)	Person:  Any individual, corporation, joint venture,
estate, trust, partnership, association or other legal
entity other than PURECYCLE, RANGEVIEW or COUNTY.
(m)	PURECYCLE:  Pure Cycle Corporation, a party to this
Agreement, and its employees, agents, officers, directors, successors, and assigns.
(n)	Property or Fairgrounds:  The real property known as
the "Arapahoe County Fairgrounds" and as specifically
described in Exhibit A hereto.
(o)	RANGEVIEW:  Rangeview Metropolitan District, a party
to this Agreement, and its employees, agents, officers,
directors, successors, and assigns.
(p)	Rules and Regulations:  The Rules and Regulations
adopted by RANGEVIEW, as they may be amended from time to
time.
(q)	Water Facilities:  Those facilities required for the
production, treatment, storage, and delivery of both
potable and/or irrigation water to, on, or for the
Property, all as more particularly described hereunder.
(r)	Water Tap:  The written authorization, in the form of
sequentially numbered tap licenses issued by PURECYCLE, to
connect to the Water Facilities, as governed by RANGEVIEW's
Rules and Regulations.  Unless otherwise provided for
herein, a Water Tap shall be assumed to be for one EQR.
(s)	Water System Development Charge:  The Water System
Development Charge as defined and established in Article 12
of RANGEVIEW's Rules and Regulations.
1.2	Interpretation.  In this Agreement, unless the context
otherwise requires:
(a)	The terms "herein," "hereunder," "hereby," "hereto,"
"hereof" and any similar term, refer to this Agreement as a
whole and not to any particular Article, Section ("Section ") or subdivision hereof; the term "heretofore" means before the date of execution of this Agreement; the term "now" means at the date of execution of this Agreement; and the term "hereafter" means after the date of execution of this Agreement.
(b)	All definitions, terms and words shall include both the
singular and the plural.
(c)	Words of the masculine gender include correlative words of
the feminine and neuter genders, and words importing the
singular number include the plural number and vice versa.
(d)	The captions or headings of this Agreement are for
convenience only and in no way define, limit or describe the scope or intent of any provision, Article or Section of this Agreement.

ARTICLE 2
TERMS AND BASIS OF SERVICE
2.1	Conditions of Service.  PURECYCLE agrees to provide water
service to the Property subject to the terms and conditions of this Agreement.  PURECYCLE shall be solely responsible for
making any and all arrangements with RANGEVIEW necessary to
enable itself to perform its obligations to provide water
service to the Property pursuant to this Agreement.
(a)	Development of the Property is anticipated to occur in
phases over several years. Construction of the Water Facilities will also occur in phases, as mutually determined by PURECYCLE and COUNTY, to reasonably meet the anticipated water demands of the Property. The responsibilities for the construction, operation, and maintenance and the ownership and/or transfer of ownership, for different water facilities are set out in Article
3 below.
(b)	Water service to the Property hereunder shall be governed
by and subject to RANGEVIEW's Rules and Regulations (providing inter alia for rates, fees and charges), as now or hereafter constituted, and to the laws, ordinances and regulations of all federal, state and local governmental entities and agencies having jurisdiction.  COUNTY has read the Rules and Regulations as currently in effect, and understands that RANGEVIEW may amend the Rules and Regulations from time to time in its discretion.
The Rules and Regulations shall be deemed an integral part of this Agreement and, subject to the right of RANGEVIEW to amend the same, are incorporated herein by reference.
(c)	Water service to the Property hereunder is also subject to
the Lease and the Export Water Deed. If any provision of this Agreement creates or causes a breach or violation of the Lease or of the Export Water Deed, the parties shall work together to revise such provision so that it no longer causes such breach or violation.
(d)	The Rules and Regulations establish the use of EQRs for
determining the impact of different customers on the Water Facilities and for assessing rates and charges. The current basis of allocating 0.4 acre-feet per year of water per EQR, as established in the Rules and Regulations, shall not be changed for purposes of the Fairgrounds during the term of this
Agreement without the prior written consent of COUNTY, except that COUNTY'S consent shall not be required in the event that development of the Property is not substantially consistent with the Arapahoe County Fairgrounds Plan, Arapahoe County Case
Number L05-004.
(e)	  PURECYCLE shall cause the Water Facilities to be designed
to comply with applicable requirements of the federal Safe
Drinking Water Act or such other similar or successor laws (the "Safe Drinking Water Act") in effect at the time the Water Facilities are constructed. In addition, PURECYCLE shall operate and maintain the Water Facilities, and to the extent necessary, modify or upgrade the Water Facilities, such that the water provided through the potable Water Facilities complies with the Safe Drinking Water Act.
2.2	Unified Systems.  Facilities to be constructed to serve the
Property are components of a larger water system planned and operated by RANGEVIEW AND PURECYCLE. The systems shall be available for use by all RANGEVIEW AND PURECYCLE customers in accordance with sound municipal water system engineering, management and operational practices, and with the Rules and Regulations subject to the terms of this Agreement.
2.3	Irrigation System.  COUNTY shall install a single
irrigation system service connection to the potable water distribution system for the Property. PURECYCLE reserves the right to disconnect the irrigation water system from the potable water system and to supply the irrigation system with nonpotable water if and when nonpotable water becomes available to the Property. COUNTY will cooperate with PURECYCLE in the planning, design, construction, operation, maintenance, and management of their irrigation system to this end.
2.4	Non-Interference.  COUNTY shall not interfere with or
attempt to exercise any dominion over any Water Facilities or the operation or maintenance thereof by RANGEVIEW AND PURECYCLE.
2.5	Regulatory Approval.  All parties to this Agreement
acknowledge that the design, construction and operation of the Water Facilities require permits and approvals from regulatory entities including the State of Colorado, Arapahoe County, Tri-County Health Department, Cunningham Fire Protection District, and others. The parties hereto shall cooperatively and diligently pursue obtaining said regulatory approvals in such a manner that water services contemplated by this Agreement can be provided in a timely manner to meet the needs of COUNTY.
RANGEVIEW and PURECYCLE will be primarily responsible for obtaining necessary regulatory approvals for the design, construction and operation of water facilities necessary to furnish the services contemplated by this Agreement. The granting of such regulatory permits and approvals is typically beyond the direct control of the parties to this Agreement. In the event that any notice is received from a regulatory agency of a potential delay or denial in the issuance of a necessary permit or approval, the parties shall mutually cooperate to determine solutions to lessen the impact of such delay or denial.

ARTICLE 3
WATER FACILITIES
3.1	Classification of Water Facilities.  For the purposes of
this Agreement, Water Facilities are segregated into four categories: Wholesale, Retail, Customer, and Special.
(a)	Wholesale Facilities.  Wholesale Facilities consist of
water wells, well water collection pipelines, water
treatment plants, water storage tanks, water storage
reservoirs, major water pumping stations, water
transmission pipelines, and related appurtenances, all
except as may otherwise be identified as Retail Facilities, Special Facilities, or Customer Facilities below. As between COUNTY and PURECYCLE, PURECYCLE shall own the
Wholesale Facilities, but nothing in this provision shall
be interpreted to alter, amend or abrogate agreements
between PURECYCLE and RANGEVIEW with respect to ownership
and operation of Water Facilities used or useful to serve
the Property.  PURECYCLE shall have direct responsibility
for the design, construction, operation and maintenance of
the Wholesale Facilities in accordance with all state and
local governmental requirements.
(b)	Retail Facilities.  Retail Facilities shall be the
water distribution system to transport potable and
irrigation water from connection points with the Wholesale Facilities to all areas of use on the Property. Retail
Facilities include, and are limited to, water distribution pipelines ("Water Mains"), valves, fire hydrants, and other appurtenances related to such distribution system. All
Water Mains located on or adjacent to the Property shall be considered Retail Facilities. COUNTY shall be responsible for the design and construction of the Retail Facilities in accordance with the minimum design standards and other provisions contained in the Rules and Regulations.  COUNTY
shall be solely responsible for all costs for the design
and construction of the Retail Facilities independent from
any fees, rates and charges assessed by RANGEVIEW or
PURECYCLE.  Upon completion of construction, and prior to
being placed into operation, COUNTY shall dedicate and
transfer title to all Retail Facilities to PURECYCLE in
accordance with Article 5 of the Rules and Regulations. PURECYCLE's obligations for operation and maintenance of the Retail Facilities shall commence upon its "conditional acceptance" of the Retail Facilities. PURECYCLE's obligations for repair or replacement of defective work of
the Retail Facilities shall commence upon its "final
acceptance" of the Retail Facilities.  The terms
"conditional acceptance" and "final acceptance" shall have
the meanings provided for in Article 5 of the Rules and
Regulations.
(c)	Customer Facilities.  Customer Facilities consist of
water service pipelines, piping, meters, plumbing, and
related appurtenances used to convey water from a Water
Main to an individual Customer, including the physical
connection of a service line to a Water Main.  The dividing
point between the Water Main and the Customer Facilities is
the downstream end of the Corporation Stop.  Customer
Facilities shall be constructed in accordance with the requirements contained in the Rules and Regulations and with applicable building codes.
(d)	Special Facilities.  Special Facilities are specified
facilities required to provide water service to the
Property but which are not considered Wholesale Facilities,
Retail Facilities, or Customer Facilities.  Special
Facilities anticipated to serve the Property consist of,
and are limited to, the following:
(i)	Special Facility "A" includes a 250,000 gallon (or
larger) elevated storage tank with 12-inch (or larger) transmission line connecting to the "Retail"
distribution system for the Fairgrounds at the edge of
the tank site.  Alternatively, in the event that
PURECYCLE determines that it is unfeasible to
construct and place into service an elevated storage
tank within the time available to make water service
available, PURECYCLE may elect to build an at-grade
storage tank and high service pump station as Special
Facility "A".
(ii)	Special Facility "B" is the Offsite Water Transmission
Pipeline that will transport  Export Water to the
Property.   Said pipeline is to consist of an 8-inch
(or larger) water transmission pipeline and
appurtenances located outside of and not directly
abutting the Property.
PURECYCLE shall own and shall assume responsibilities for
the planning, design, construction, operation and
maintenance of the special facilities.  COUNTY shall fund
the construction of the Special Facilities as provided for
in Section 4.3 below.  COUNTY shall cooperate with
RANGEVIEW and PURECYCLE in obtaining rights-of-way outside
of the Lowry Range boundaries as may be necessary for
construction of the Special Facilities.  Based on current
plans for the Fairgrounds, which are to have a yearly water
demand of 70 acre feet per year or less at build out, it is anticipated that no additional Special Facilities will be required for future construction at the Fairgrounds.
3.2	Public Rights of Way.  COUNTY shall grant to PURECYCLE, at
no charge to PURECYCLE, the right to locate Water Facilities in public rights of way controlled by COUNTY, and in easements on other property owned by COUNTY, as reasonably required by PURECYCLE to fulfill its service obligations hereunder. COUNTY shall assist PURECYCLE, as co-applicant, with obtaining other easements or rights to use the public rights-of-way of the City of Aurora for the Water Facilities. In addition to the aforementioned easements for the Water Facilities to be located on the Property, COUNTY shall work with PURECYCLE to designate adequate adjacent areas for the Water Facilities contractor to use during construction for staging and storage.
3.3	Design and Construction of Wholesale and Special
Facilities. RANGEVIEW and PURECYCLE shall use all reasonable efforts to cause the Wholesale Facilities and Special
Facilities, having sufficient capacity to meet the water service demands anticipated for the initial phase Fairgrounds, to be permitted, designed, acquired, constructed, installed and made ready to be placed into service within twelve (12) months following the Effective Date of this Agreement, based upon the schedule and terms set forth in Exhibit E attached hereto and incorporated by reference herein RANGEVIEW's and PURECYCLE's obligations are contingent on the timely payment of fees, rates and charges and on the timely execution of other obligations by COUNTY as identified in this Agreement. PURECYCLE shall design the Wholesale Facilities and Special Facilities to meet demands at the initial phase Fairgrounds up to, but not exceeding, those listed below:
i)	Total annual water demand of 15.4 acre feet per year
ii)	Peak day water demands of 100,000 gallons per day
iii)	Maximum instantaneous demand, including irrigation and
fire protection, of 2,250 gallons per minute

ARTICLE 4
RATES AND CHARGES; FUNDING; REIMBURSEMENTS; ROYALTIES
4.1	General.  RANGEVIEW establishes and from time to time may
amend its rates, fees and charges for water service provided by
it. For information purposes, the rates, fees and charges for water service in effect as of the Effective Date of this
Agreement are shown in Exhibit B.  For the water service
furnished pursuant to this Agreement, PURECYCLE agrees to
accept, and COUNTY agrees to pay to PURECYCLE, the rates, fees and charges as established from time to time by RANGEVIEW for water service and set forth in its Rules and Regulations. The Water System Development Charges, user charges, service charges, and any other rates, fees, tolls, and charges for water service to the Property, except for the funding of the Special
Facilities as described in Section 4.3 below, shall be subject to Section 8.2 of the Lease.
4.2	Water System Development Charges.  Using the EQR
methodology established in the Rules and Regulations, wherein one EQR is allowed an annual demand of 0.4 af/y, 38.5 EQR are assigned for the initial phase Fairgrounds. COUNTY shall purchase Water Taps from PURECYCLE for 38.5 EQR.  Using the
Water System Development Charge of $14,740 per EQR, the total
Water System Development Charges for the initial phase
Fairgrounds is $567,490.  Taking this amount less the
groundwater dedication credit of $52,938 (pursuant to Section
5.2 below) results in $514,552 being due for the Water System Development Charges. Payment by COUNTY to PURECYCLE shall be due within 30 days following this Agreement's Effective Date.
4.3	Funding of Special Facilities.  COUNTY shall fund Special
Facilities "A" and "B", as described in Section 3.1(d) above, by selling groundwater to PURECYCLE pursuant to Section 5.3 below, by making an initial cash payment, and by making monthly capital facilities surcharge payments. The amounts and timing of the groundwater purchase, initial cash payment and monthly capital facilities surcharge payments shall be pursuant to Exhibit C hereto.
4.4	COUNTY Reimbursement.  Reimbursement opportunities, as
provided for in Section 5.13 of the Rules and Regulations, shall be available to the COUNTY for the water transmission pipeline,
identified as Special Facility "B" in   Section 3.1(d)(ii)
above.  PURECYCLE hereby agrees to maintain, on behalf of
COUNTY, records identifying the construction costs for the
subject transmission pipeline and other information required for the Reimbursement Plan as described at Section 5.13.b of the
Rules and Regulations. PURECYCLE hereby waives the deposit required of the applicant (i.e., COUNTY) as provided for at
Section 5.13.b.iv of the Rules and Regulations.  COUNTY's rights to reimbursement under this Section 4.4 shall terminate ten
years following the date of conditional acceptance of the
subject water transmission pipeline. PURECYCLE shall be solely obligated for any reimbursement payments due to COUNTY pursuant to this Section 4.4.
4.5	Royalties.    Section 7.2 of the Lease establishes that the
Land Board is entitled to receive a royalty payment for net revenue derived from the provision of water service using Export Water. PURECYCLE shall be responsible for the payment of royalties due the Land Board, except that COUNTY shall be responsible for these royalty payments in the event that COUNTY assumes control of the Water Facilities pursuant to Section 10.2 below.

ARTICLE 5
GROUNDWATER DEDICATION AND PURCHASE
5.1	General.  COUNTY is pursuing obtaining a modified decree
for the groundwater underlying the Property and adjoining
property previously sold by COUNTY to the Cherry Creek School District. It is anticipated that the modified decree will result in the adjudication of 99 acre feet per year (af/y) of nontributary groundwater from the Laramie-Fox Hills formation and 264 af/y of not-nontributary groundwater from the Denver formation underlying COUNTY'S Property. It is noted that the existing decree, 84CW034, and the Order in Case No. 2003CV2960, District Court, Arapahoe County for the groundwater described in this Section 5.1 provide for significantly lower amounts (i.e.,
52 af/y from the Denver formation and 72 af/y from the Laramie-
Fox Hills formation) than are anticipated should COUNTY be successful in obtaining a modified decree.
5.2	Groundwater Dedication Credits.  In accordance with Section
11.8.j.ii) of the Rules and Regulations, a Groundwater
Dedication Credit of $1,375 per EQR is allowed for nontributary groundwater from the Laramie-Fox Hills formation and 0.7 af/y of groundwater is to be dedicated for each EQR. The amount of the Groundwater Dedication Credit for the 38.5 EQR for the initial phase Fairgrounds is $52,938; and this amount shall be applied towards the Water System Development Charges pursuant to Section
4.2 above.  Within thirty days of the Effective Date, COUNTY shall acquire, transfer and convey to PURECYCLE of good and merchantable title without encumbrances for the 26.95 af/y
(i.e., 38.5 * 0.7) of groundwater from the Laramie-Fox Hills formations by a conveyance in the general form of the "Water
Rights Special Warranty Deed" attached as Exhibit D.
5.3	Groundwater Purchase.  PURECYCLE shall purchase the
groundwater described in Section 5.1 above, less that amount applied for Groundwater Dedication Credits pursuant to Section
5.2 above, for $1,500 per af/y of decreed allowable annual withdrawal of nontributary Laramie-Fox Hills formation water, and $500 per af/y of decreed allowable annual withdrawal of not-nontributary Denver formation water. Taking into account the
26.95 af/y of groundwater dedicated pursuant to Section 5.2
above, the estimated groundwater purchase price for the
remaining 72.05 af/y of Laramie-Fox Hills groundwater is
$108,075.  Additionally, the estimated groundwater purchase
price for the 264 af/y of Denver formation not nontributary groundwater is $132,000 for a combined groundwater purchase of $240,075. The groundwater purchase price shall be calculated using the final amounts of groundwater adjudicated to the COUNTY and conveyed by COUNTY to PURECYCLE, with said conveyance of good and merchantable title without encumbrances being by means of a "Water Rights Special Warranty Deed" in the general form of Exhibit D hereto. COUNTY shall affect conveyance as soon as practical following the adjudication of the modified decree referenced in Paragraph 5.1 above, but in no event later than thirty (30) days following said adjudication or denial of said application to modify the decree in Case No. 84CW034. The groundwater purchase price shall be applied towards COUNTY's funding of the Special Facilities, pursuant to Section 4.3 above and Exhibit C hereto, upon conveyance by COUNTY and acceptance by PURECYCLE.
5.4	Wellfield Sites.  In accordance with Section 11.9 of the
Rules and Regulations, COUNTY shall provide PURECYCLE with suitable easements and rights of access reasonably required by PURECYCLE to develop and utilize the groundwater. PURECYCLE shall work with the COUNTY to select suitable wellfield sites that do not unreasonably interfere with COUNTY's proposed fairground facilities or COUNTY's use of the Property.

ARTICLE 6
DOMESTIC WASTEWATER FACILITIES
6.1	Wastewater Service.  COUNTY plans to provide wastewater
services for the Fairgrounds, without involvement of RANGEVIEW or PURECYCLE, by means of a septic tank and leach field
wastewater treatment system and vault storage tanks.
6.2	Dominion Over Water.  PURECYCLE will maintain ownership
and dominion over all treated wastewater after consumptive use treatment losses. PURECYCLE intends to claim and use the treated wastewater for augmentation, exchange and other purposes until extinction. COUNTY shall assist PURECYCLE with quantifying the wastewater disposed of via their subsurface
leach fields.
6.3	Treatment of Septic and Vault Wastes.  RANGEVIEW and
PURECYCLE shall negotiate in good faith with COUNTY to accept for treatment wastes from the Fairgrounds septic tanks and
vaults at the existing Coal Creek wastewater treatment plant at rates favorable to those of other third party vendors in the region.
6.4	Future Wastewater Facilities.  In the event that RANGEVIEW
and PURECYCLE construct wastewater facilities in closer proximity to the Property, RANGEVIEW and PURECYCLE will notify the COUNTY regarding the proximity of wastewater service and the parties shall seek to develop wastewater service to the Property based on the Rules and Regulations outstanding at such time.

ARTICLE 7
OPERATIONS
7.1	Unauthorized Taps.  If COUNTY knows of any unreported
connections to the System and fails to report those to the PURECYCLE, it shall be fully liable to PURECYCLE for payment of all charges thereon.
7.2	Enforcement Rights.  COUNTY recognizes PURECYCLE's right to
enforce the Rules and Regulations and the terms of this
Agreement by interrupting or suspending water service for the premises of those who violate the same. COUNTY will not interfere with PURECYCLE in the enforcement of the Rules and Regulations or this Agreement. COUNTY shall not restore any service connection after the same has been interrupted or suspended by PURECYCLE in the course of enforcing its Rules and Regulations or the terms of this Agreement, except upon written authority of PURECYCLE. PURECYCLE shall provide oral or written notice to COUNTY prior to interrupting or suspending any service connection, except when disconnection is made solely for reason of delinquency in payment for charges or to prevent an immediate threat to public health or safety.
7.3	Hazardous Services.  PURECYCLE reserves the right to refuse
to supply water when the same would impose unreasonable risk of a health hazard or other harm to the System.  Any determination on this matter by PURECYCLE shall be subject to review by the
CDPHE or a similar, lawfully authorized health authority of the State. PURECYCLE agrees to abide by the decision of such authority, pending administrative appeal by it of such decision.
7.4	Facility Relocations.  If COUNTY deems it necessary in the
exercise of its powers to regulate municipal streets, highways or other public rights of way to remove or relocate PURECYCLE Facilities located in such areas, PURECYCLE shall be notified and said removal and relocation shall be accomplished in the customary manner within COUNTY, except that should COUNTY seek any improvements to Quincy Avenue as a component of such improvements and any relocation is necessary for the transmission line serving the Property, such relocation shall be at the sole expense of COUNTY.
7.5	Design Coordination.  PURECYCLE agrees to provide the
necessary digital files to the COUNTY to allow for the COUNTY to design a preliminary vertical alignment for the future improvements of Quincy Avenue during the review process for the proposed PURECYCLE facilities that will be located within the Quincy Avenue Right-of-Way. Digital Files shall include expanded topography mapping (2-foot contour interval and 1" = 50' scale) extending from the northern edge of the existing asphalt paving to the northern ROW boundary and for at least 25 feet on each side of the pipeline where it crosses Quincy Avenue and enters the Property. The mapping shall include adequate horizontal control data including the project benchmark information and the section lines along the Quincy Avenue Alignment. PURECYCLE agrees to coordinate the design of the pipeline, including utility depths as reasonably set by the COUNTY, to minimize potential adverse impacts of the water utilities on future roadway expansion projects. The COUNTY agrees to complete the design of the preliminary vertical alignment within three weeks of the design submittal providing PURECYCLE provides all of the necessary information to complete the proposed tasks. PURECYCLE also agrees to submit any additional digital information it prepares or otherwise obtains during the design and construction of the Water Facilities at the request of the COUNTY that is not included in the above requirements.

ARTICLE 8
REPRESENTATIONS, WARRANTIES AND COVENANTS
8.1	COUNTY Representations and Covenants.  In addition to the
other representations, warranties and covenants made by COUNTY herein, COUNTY makes the following representations, warranties and covenants:
(a)	COUNTY is duly authorized to execute this Agreement and
perform its obligations hereunder, and all action on its part for the execution and delivery of this Agreement has been or will be duly and effectively taken.
(b)	COUNTY shall at its sole cost develop, design, acquire,
construct, and install all Retail Facilities in accordance with
Section 3.1(b) herein.  Upon completion of construction, all
Retail Facilities shall be conveyed to PURECYCLE pursuant to
Article 5 of the Rules and Regulations.
(c)	COUNTY shall participate in all Special Facilities as provided for in Section 3.1(d), Section 4.3 and elsewhere in this
Agreement.
(d)	COUNTY shall transfer to PURECYCLE title for the groundwater described in Section 5.1 pursuant to Section 5.4.
(e)	COUNTY anticipates performing over lot grading, installing
streets, sanitary sewers, and storm sewers, electric power distribution system, and other development activities on the
Property. COUNTY acknowledges that construction of the Water Facilities can only proceed concurrently with these other development activities.  COUNTY shall endeavor to schedule and cause these other development activities to occur in a manner and on a schedule that allow for the efficient, cost effective, and timely construction of all Water Facilities.
(f)	COUNTY shall abide by all applicable conditions and provisions of the Rules and Regulations with regard solely to water service for the Property.
(g)	COUNTY shall keep and perform all of its covenants and
agreements contained herein in a timely manner that will not impede RANGEVIEW or PURECYCLE from meeting their respective obligations under this Agreement.
(h)	Neither the execution of this Agreement, the consummation of the transactions contemplated hereunder, nor the fulfillment of or the compliance with the terms and conditions of this
Agreement by COUNTY will conflict with or result in a breach of any terms, conditions or provisions of, or constitute a default under, or result in the imposition of any prohibited lien,
charge or encumbrance of any nature under any agreement,
instrument, indenture or any judgment, order or decree to which
COUNTY is a party or by which COUNTY  is bound.
(i)	COUNTY shall at no cost to PURECYCLE provide or otherwise
transfer to PURECYCLE acceptable easements for pipelines,
utilities and access to the Water Facilities to be located on the Property.
(j)	COUNTY shall provide or otherwise transfer to PURECYCLE
easements in accordance with the Rules and Regulations for all
Retail Facilities to be located on the Property.
(k)	COUNTY anticipates installing the Customer Facilities.
RANGEVIEW and PURECYCLE shall not incur or be responsible for any cost or expense related to any Customer Facilities except as may be specifically provided for in the Rules and Regulations.
8.2	PURECYCLE Representations and Covenants.  In addition to
the other representations, warranties and covenants made by
PURECYCLE herein, PURECYCLE makes the following representations, warranties and covenants:
(a)	PURECYCLE is duly authorized to execute this Agreement and
perform its obligations hereunder, and all action on its part for the execution and delivery of this Agreement has been or will be duly and effectively taken.
(b)	PURECYCLE shall keep and perform all of its covenants and
agreements contained herein in a timely manner that will not impede COUNTY from meeting its obligations under this Agreement.
(c)	Neither the execution of this Agreement, the consummation of the transactions contemplated hereunder, nor the fulfillment of or the compliance with the terms and conditions of this
Agreement by PURECYCLE will conflict with or result in a breach of any terms, conditions or provisions of, or constitute a
default under, the Export Water Agreement, the Export Water
Deed, or any other agreement, mortgage, indenture, or instrument to which PURECYCLE is a party, or result in the imposition of any prohibited lien, charge or encumbrance of any nature under any agreement, instrument, indenture or any judgment, order or decree of any court to which PURECYCLE is a party or by which
PURECYCLE is bound.
8.3	RANGEVIEW Representations.  The only obligation of
RANGEVIEW pursuant to this Agreement is to perform its covenant set forth in Section 11.8 below.  Subject to the foregoing,
RANGEVIEW makes the following representations, warranties and covenants:
(a)	RANGEVIEW is duly authorized to execute this Agreement and
perform its obligations hereunder, and all action on its part for the execution and delivery of this Agreement has been or will be duly and effectively taken.
(b)	RANGEVIEW shall keep and perform its covenant and agreement
contained in Section 11.8 in a timely manner that will not
impede PURECYCLE, or COUNTY from meeting their respective
obligations.
(c)	Neither the execution of this Agreement, the consummation of the transactions contemplated hereunder, nor the fulfillment of or the compliance with the terms and conditions of this
Agreement by RANGEVIEW will conflict with or result in a breach of any terms, conditions or provisions of, or constitute a
default under, the Lease, the Export Water Agreement, the Export
Water Deed, or any other agreement, mortgage, indenture, or
instrument to which RANGEVIEW is a party or by which RANGEVIEW is bound, or result in the imposition of any prohibited lien, charge or encumbrance of any nature under any agreement,
instrument, indenture or any judgment, order or decree of any court to which RANGEVIEW is a party or by which RANGEVIEW is bound.
8.4	Instruments of Further Assurance.  COUNTY, PURECYCLE and
RANGEVIEW covenant that they will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such acts, instruments and transfers as may reasonably be required for the performance of their obligations hereunder.

ARTICLE 9
DEFAULT BY COUNTY; REMEDIES AND ENFORCEMENT
9.1	Events of Default.  The occurrence of any one or more of
the following events or the existence of any one or more of the following conditions shall constitute an Event of Default by
COUNTY under this Agreement:
(a)	Failure by COUNTY to make payment of any fees or charges
identified herein, including the payments described in Section
4.3, when the same shall become due and payable as provided
herein.
(b)	Failure by COUNTY to design and construct the Retail
Facilities in a timely manner.
(c)	Default in the performance or observance of any other of the covenants, agreements or conditions on the part of COUNTY in this Agreement.
9.2	Remedies on Occurrence of Event of Default.  Upon the
occurrence of an Event of Default by COUNTY, and after all cure periods have expired, PURECYCLE shall have the following rights and remedies, any or all of which may be pursued in the sole discretion of PURECYCLE:
(a)	To protect and enforce its rights under this Agreement and any provision of law by such suit, action or special proceedings as PURECYCLE may deem appropriate, including without limitation for the enforcement of any appropriate legal or equitable remedy, or for the recovery of damages caused by breach of this Agreement.
(b)	To exercise any and all other remedies provided by the Rules and Regulations and this Agreement, until the default is fully cured.  Any delay in a payment due pursuant to Section 4.2 or
Section 4.3 herein shall extend the time of performance of
PURECYCLE's obligations under Section 3.3 above.
(c)	To take or cause to be taken such other actions as it deems
necessary to enforce its rights hereunder.
9.3	Cure of Default.  In the Event of Default by COUNTY, the
default may be cured as follows:
(a)	For default caused due to a failure by COUNTY to make payments to PURECYCLE, by COUNTY's making payment of all amounts due
through the date of payment plus all costs incurred by PURECYCLE as a result of the default within sixty days of PURECYCLE's
notice of the default.
(b)	For other defaults, by COUNTY's performance of its obligations to cure such default within sixty days of PURECYCLE's notice of the default, or if more than sixty days is reasonably required to cure such default, by commencing to correct the default
within said sixty-day period and thereafter prosecuting the same to completion with reasonable diligence.
(c)	Except as expressly provided in subsections (a) and (b) above, the provisions of the Rules and Regulations relating to
administration and enforcement remedies available to RANGEVIEW thereunder shall be fully available to PURECYCLE as set forth therein.
9.4	Delay or Omission of Waiver.  No delay or omission of
RANGEVIEW or PURECYCLE  to exercise any right or power accruing upon any Event of Default shall exhaust or impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein.
9.5	No Waiver of One Default to Affect Another; All Remedies
Cumulative. No waiver of any Event of Default hereunder by RANGEVIEW or PURECYCLE shall extend to or affect any subsequent or any other then existing Event of Default or shall impair any rights or remedies consequent thereon. All rights and remedies of RANGEVIEW or PURECYCLE provided herein may be exercised with or without notice, shall be cumulative, may be exercised separately, concurrently or repeatedly, and the exercise of any such right or remedy shall not affect or impair the exercise of any other right or remedy.

ARTICLE 10
DEFAULT BY RANGEVIEW OR PURECYCLE; REMEDIES AND ENFORCEMENT
10.1	Termination for Frustration of Essential Purpose.
(a)	If a failure to obtain necessary regulatory approval, any
force majeure, or any default by RANGEVIEW or PURECYCLE in the performance of their obligations hereunder causes a delay in the construction of any essential element of the Water Facilities, and it is impossible for any reconfiguration of the Water
Facilities, or for any assumption of control pursuant to Section
10.2 below (if applicable under the circumstances), to achieve water service to the Property, COUNTY shall have the right to terminate this Agreement upon written notice to RANGEVIEW and PURECYCLE. Notwithstanding the foregoing, the parties will mutually cooperate to the extent possible with respect to delays pursuant to this Section. However, if COUNTY determines that such delays pursuant to this Section will not be resolved in a timely manner, the COUNTY shall have the right to terminate the Agreement upon sixty (60) days' written notice to PURECYCLE and RANGEVIEW.
(b)	Upon receipt of a notice issued pursuant to subsection (a)
above, RANGEVIEW and PURECYCLE shall immediately cease all work on the Water Facilities, except such work as may be required for the protection of public safety, to secure and protect the site of any construction work, and to preserve the utility of any non-construction work for possible future use.
(c)	In the event of a termination under this Section 10.1, the
COUNTY shall pay RANGEVIEW and PURECYCLE for all work performed and materials purchased through and including the date on which RANGEVIEW and PURECYCLE receive such notice and for reasonable termination expenses RANGEVIEW and PURECYCLE incurred unless RANGEVIEW or PURECYCLE has committed a material breach of this Agreement which is the proximate cause of the impossible circumstance. In that event, the COUNTY shall not be required to pay RANGEVIEW or PURECYCLE for any work performed and
materials purchased. In addition, if a material breach of this Agreement by RANGEVIEW or PURECYCLE is the proximate cause of the impossible circumstance, this subsection (c) shall not be construed to bar COUNTY from claiming whatever damages it may be entitled to as a result of such breach.
(d)	For the purposes of this Section 10.1, the term "impossible"
shall mean a circumstance in which RANGEVIEW or PURECYCLE is truly prevented from performing, and not that continued
performance is merely impracticable or unreasonably expensive.
Such a circumstance must be beyond the control of and not
created by COUNTY.
10.2	COUNTY's Right to Assume Control of Water Facilities.
(a)	In the event of a material default by PURECYCLE and RANGEVIEW in the performance of their obligations hereunder, COUNTY shall be entitled to assume the rights and obligations of RANGEVIEW and PURECYCLE with respect to operation of those Water
Facilities which directly provide service to the Property,
including the right to use the Dedicated Export Water reserved by PURECYCLE to serve the Property pursuant to Section 10.2(b)
below.  To the extent that said Water Facilities also serve
other customers, COUNTY's operation thereof shall not adversely impair water service to said other customers; with the right of each customer to use capacity of a specific Water Facility being based on the number of EQR for which Water Taps are held by said customer divided by the total number of EQR obtaining service therefrom on the date of COUNTY's assumption.
(b)	In the event of a material default by PURECYCLE and RANGEVIEW in the performance of their obligations hereunder, PURECYCLE shall convey title to the Dedicated Export Water to COUNTY.
PURECYCLE shall convey such Dedicated Export Water pursuant to the terms of a deed in the same form and with the same rights and obligations as the Export Water Deed.  Such transfer will be free and clear of any security interests and other liens
provided County has paid for all costs as provided for herein.
(c)	The assumption rights granted to COUNTY herein are subject to any and all applicable terms and conditions of the Lease, the
Export Water Deed, and any obligation recorded in the Arapahoe
County Clerk and Recorder's Office with respect to the Lease or the Export Water.
(d)	If COUNTY assumes control of the Water Facilities which
directly provide service to the Property pursuant to this
Section 10.2, COUNTY will not be responsible for paying any additional fees, rates or charges to PURECYCLE and RANGEVIEW following the effective date of COUNTY's assumption; however
COUNTY shall be responsible for making Royalty payments due to the Land Board pursuant to Section 7.2 of the Lease and also for paying their pro rata share of the costs of operating Water Facilities used or useful to serve the Property which are not directly operated by COUNTY following the assumption.
(e)	For the purposes of this Section 10.2, a material default
shall be defined as a failure to perform a material term,
covenant or condition in this Agreement which continues uncured for a period of sixty (60) days after written notice
specifically setting forth the nature of the default has been given by COUNTY to RANGEVIEW and PURECYCLE, or if more than
sixty (60) days is reasonably required to cure such matter
complained of, if RANGEVIEW and PURECYCLE shall fail to commence to correct the same within said sixty (60) day period or shall thereafter fail to prosecute the same to completion with reasonable diligence.
(f)	Insolvency and Other Proceedings.  PURECYCLE and RANGEVIEW
shall provide written notice to COUNTY at least thirty (30) days prior to filing any actions for bankruptcy, dissolution, or insolvency. In the event of any bankruptcy, dissolution, or insolvency proceedings, any other debtor-creditor actions or proceedings, or any other litigation, actions, or proceedings whatsoever involving PURECYCLE and/or RANGEVIEW, whether voluntary or involuntary, both PURECYCLE and RANGEVIEW each hereby agree that each of them will use reasonable efforts to prevent water service to the Property, or rights to water service for any existing water users on the Property, from being terminated, interrupted, reduced, modified, or threatened.

ARTICLE 11
MISCELLANEOUS PROVISIONS
11.1	Termination.  This Agreement shall remain in force until
terminated pursuant to Article 9, Article 10, or Paragraph 11.10 or by mutual written agreement of the parties.
11.2	Assignment.  No assignment by either party of its rights
under this Agreement shall be binding on the other unless the other party shall have assented to such assignment with the same formality as employed in the execution of this Agreement.
11.3	Notices.  Except as otherwise provided herein, all notices
required to be given under this Agreement shall be in writing and shall be hand-delivered or sent by certified mail, return receipt requested, to the following addresses:


Board of County Commissioners
Arapahoe County
5334 S. Prince
Littleton, CO 80166
Tel (303)734-5489	Fax (303)730-7903
with copy to independent counsel:
	Paul J. Zilis
	Vranesh & Raisch, LLP
	1720 14th Street, Suite 200
	P.O. Box 871
	Boulder, CO   80306-0871
	Tel (303)443-6151   Fax (303)443-9586

Rangeview Metropolitan District
8451 Delaware Street
Thornton, Colorado  80260
Tel (303)292-3456	Fax (303)292-3475
with copy to counsel:
	Charles A. Kuechenmeister
	Murray Dahl Kuechenmeister & Renaud LLP
	2401 15th Street Suite 200
	Denver, CO  80202
	Tel (303)493-6670	Fax (303)477-0965
	Ck13@mdkrlaw.com
PureCycle Corporation
8451 Delaware Street
Thornton, Colorado  80260
Tel (303)292-3456	Fax (303)292-3475
with copy to counsel:
	Wanda Abel
	Davis Graham & Stubbs LLP
	1550 17th Street, Suite 500
	Denver, CO  80202
	Tel (303)892-9400    Fax (303)893-1379

All notices will be deemed effective one (1) day after hand-delivery or three (3) days after mailing by registered or certified mail, postage prepaid with return receipt. Any party may by written notice change the address to which future notices shall be sent.
11.4	No Waiver.  No party shall waive its rights hereunder by
failing to exercise its rights; any such failure shall not
affect the right of such party to exercise at some future time the rights not previously exercised.
11.5	Dispute Resolution.  Any disputes arising out of this
Agreement which cannot be resolved by consultation and
negotiation between the parties shall be resolved in the
District Court in and for Arapahoe County, Colorado or to the extent appropriate, the Water Court in Water Division I. In any such lawsuit in Arapahoe County District Court, the parties agree to request the appointment of a special master if the
issues between them in such case involve complex technical or economic aspects of water or wastewater service, including without limitation, rates and charges. The parties shall share equally in the costs of such special master.
11.6	Severability.  If any covenant, term, condition or
provision under this Agreement shall, for any reason, be held to be invalid or unenforceable, the invalidity or unenforceability of such covenant, term, condition or provision shall not affect any other provision contained herein, the intention being that such provisions are severable
11.7	Force Majeure.  Should any party be unable to perform any
obligation required of them under this Agreement because of any cause beyond its control, including but not limited to war, insurrection, riot, civil commotion, strikes, lockout, fire, earthquake, windstorm, flood, acts of governmental authorities, moratoriums, material shortages, or any other force majeure, each party's performance of the obligation affected shall be suspended for so long as such cause prevents it from performing such obligation.
11.8	Parties Obligated.  RANGEVIEW shall have no liability or
responsibility whatever for performance of any obligations
imposed upon PURECYCLE under this Agreement.  Notwithstanding the foregoing, RANGEVIEW shall be obligated to enforce the provisions of the agreements it has with PURECYCLE that affect the rights and obligations of the COUNTY under this Agreement.
11.9	Integration.  This Agreement shall be construed and
enforced as the fully integrated expression of the parties' agreement with respect to the matters addressed. No express or implied covenant not specifically set forth shall be a part of this Agreement. The parties expressly aver that no representations other than those specifically set forth in this Agreement have been relied upon by either party to induce it to enter into this Agreement.
11.10	 Non-appropriation.  Pursuant to C.R.S. Section  29-1-110,
as amended, the financial obligations of the County as set forth herein after the current fiscal year are contingent upon funds for that purpose being appropriated, budgeted and otherwise available. This Agreement is automatically terminated on January 1st of the first fiscal year for which funds are not appropriated. The County shall give PureCycle written notice of such non-appropriation.

ARTICLE 12
INSURANCE, BONDS, AND LIENS
12.1	Insurance.  PURECYCLE shall at all times carry insurance in
amounts and with carriers acceptable to COUNTY for workers' compensation coverage fully covering all persons engaged in the performance of this Agreement in accordance with Colorado law, and for public liability insurance covering death and bodily injury with limits of not less than $1,500,000 for one person and $5,000,000 for any one accident or disaster, and property damage coverage with limits of not less than $500,000, which insurance shall name COUNTY as additional insureds.
12.2	Insurance and Bonds of Contractors.  PURECYCLE shall cause
its contractors and subcontractors to maintain adequate
insurance and to obtain performance bonds and labor and
materials payments bonds in accordance with all statutory requirements. Insurance provided by PURECYCLE contractors for construction activities must list COUNTY as an additional insured.
12.3	Liens.  With respect to any work to be performed by
PURECYCLE and/or RANGEVIEW on the Property, the party performing the actual work shall protect the Property from mechanic's liens, and shall indemnify the COUNTY and any other property owner from and against and with respect to any such liens which attach to such Property or easements rights and shall cause any such lien to be removed as a lien within thirty (30) days of recording thereof.
12.4	Indemnification.  To the extent allowed by law, any party
entering upon any other party's property pursuant to the rights granted under this Agreement or otherwise in connection herewith including, without limitation, for purposes of constructing any of the Water Facilities, including any of the Special
Facilities, to the extent permitted by law, hereby indemnifies and saves the other party harmless from and against any and all loss, liability, damage, claim, fee, penalty, cost or expense (including court costs and reasonable attorneys' fees) arising out of or related to any entry by said party, its agents, employees, officers, contractors, tenants, licensees or invitees (collectively, the "Indemnifying Parties") onto said other party's property including, without limitation, any and all construction, installation, utility connection or other work or activity performed thereon, the exercise of its rights pursuant to this Agreement, or arising out of the negligent acts or omissions of said Indemnifying Parties incurred by or asserted against said other party, its officers, employees, agents, representatives, lessees, contractors, licensees or invitees.
IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the day and year first above written.

ARAPAHOE COUNTY

By: /s/ Robert Roby

ATTEST:
___________________________

RANGEVIEW METROPOLITAN DISTRICT

By: /s/ Tom W. Lamn


ATTEST:

/s/ Scott E. Lehman


PURECYCLE CORPORATION

By: /s/ Mark W. Harding

ATTEST:

/s/ Kevin B. McNeill




Exhibit A
PROPERTY DESCRIPTION
ARAPAHOE COUNTY FAIRGROUNDS
L&E DESCRIPTION

A TRACT OF LAND BEING A PART OF THE UNPLATTED PORTION OF THE NORTH HALF OF SECTION 8 AND ALL OF TRACT 4 OF ARAPAHOE PARK SUBDIVISION FILING NO. 1, (BOOK 70, PAGE 1 AND 2, RECEPTION NO. 2345662) BEING A PART OF SECTION 8, TOWNSHIP 5 SOUTH, RANGE 65 WEST, OF THE SIXTH PRINCIPAL MERIDIAN, COUNTY OF ARAPAHOE, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SAID SECTION 8;  THENCE
ALONG THE WEST LINE OF THE NORTHWEST QUARTER OF SAID SECTION 8 S00degrees54'53"E, 55.00 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF
EAST QUINCY AVENUE AND THE TRUE POINT OF BEGINNING;  THENCE
ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF EAST QUINCY AVENUE
BEING PARALLEL TO AND 55.00 FEET NORMALLY DISTANCE SOUTHERLY
FROM THE NORTH LINE OF THE NORTHWEST QUARTER OF SAID SECTION 8 N89degrees26'22"E, 2,640.19 FEET TO THE EAST LINE OF THE NORTHWEST QUARTER OF SAID SECTION 8; THENCE CONTINUING ALONG SAID
SOUTHERLY RIGHT-OF-WAY LINE BEING PARALLEL TO AND 55.00 FOOT
NORMALLY DISTANCE SOUTHERLY FROM THE NORTH LINE OF THE NORTHWEST
QUARTER OF SAID SECTION 8 N89degrees26'20"E, 522.47 FEET; THENCE LEAVING SAID SOUTHERLY RIGHT-OF-WAY LINE S00degrees33'40"E, 1,345.00 FEET; THENCE N89degrees26'20"E, 731.00 FEET; THENCE S00degrees33'37"E, 1,078.04 FEET TO THE NORTHERLY LINE OF ARAPAHOE PARK SUBDIVISION
FILING NO. 1; THENCE ALONG SAID NORTHERLY LINE S89degrees24'02"W, 2,883.55 FEET TO THE NORTHEASTERLY CORNER OF SAID TRACT 4;
THENCE LEAVING SAID NORTH LINE ALONG THE EASTERLY LINE OF SAID
TRACT 4 S00degrees04'57"E, 1,840.00 FEET TO THE SOUTHEASTERLY CORNER OF SAID TRACT 4 AND THE NORTHEASTERLY MOST CORNER OF SAID TRACT 5;
THENCE ALONG THE SOUTHERLY LINE OF SAID TRACT 4 S89degrees24'38"W,
998.28 FEET TO THE WEST LINE OF THE SOUTHWEST QUARTER OF SAID
SECTION 8 AND THE WESTERLY LINE OF SAID TRACT 4;  THENCE ALONG
THE WEST LINE OF THE SOUTHWEST QUARTER OF SAID SECTION 8 AND THE WESTERLY LINE OF SAID ARAPAHOE PARK SUBDIVISION FILING NO. 1 N00degrees05'54"E, 1,703.42 FEET TO THE WEST QUARTER CORNER OF SAID
SECTION 8;  THENCE ALONG THE WEST LINE OF THE NORTHWEST QUARTER
OF SAID SECTION 8 N00degrees54'53"W, 2,561.62 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF EAST QUINCY AVENUE AND THE TRUE POINT OF
BEGINNING.  SAID PARCEL CONTAINS 235.748 ACRES, MORE OR LESS.

BASIS OF BEARING:  ALL BEARINGS ARE BASED ON THE MODIFIED STATE
PLAINS COORDINATES FOR COLORADO CENTRAL ZONE.  UTILIZING THIS
DATUM THE NORTH LINE OF THE NORTHEAST QUARTER OF SECTION 8,
TOWNSHIP 5 SOUTH, RANGE 65 WEST OF THE SIXTH PRINCIPAL MERIDIAN
IS CALCULATED TO BEAR N89degrees26'20"E, 2,640.02 FEET AS MONUMENTED BY AT THE NORTH QUARTER CORNER BEING A 3 X 1/4" ALUMINUM CAP WITH
ILLEGIBLE LS NUMBERS AND AT THE NORTHEAST QUARTER OF SAID
SECTION 8 BEING A FOUND 1 X 1/4" RECTANGULAR BAR.  THE CITY OF
AURORA GIS HORIZONTAL CONTROL MAP INDICATES THAT THE SAID NORTH
LINE OF THE NORTHEAST QUARTER OF SECTION 8 BEARS N89degrees26'23"E,
2,640.49 FEET.

PREPARED BY WAYNE W. HARRIS, P.E., P.L.S.
FOR AND ON BEHALF OF
MARTIN/MARTIN, INC.
12499 WEST COLFAX AVENUE
LAKEWOOD, COLORADO  80215
JULY 18, 2005




Exhibit B
CURRENT RATES AND CHARGES

	Fee/Charge				Amount
6.2	System Review Fee			Actual Cost
6.3	Disconnection/Reconnection Charge	Actual Cost
6.4	Plan Review Fee (Main Extensions)	Actual Cost
6.5	Inspection/Observation Fee (Main Extensions/Tap
	Installation)				Actual Cost
6.6	Permit Review Fee			Actual Cost
6.9	Cure Charge				Actual Cost
11.2	Water Meter Purchase			Actual Cost
11.3.a	Administrative License Fee		$50.00
11.8.j.i)Renewable Water Dedication
	Credit, per EQR				$4,775
11.8.j.ii)Groundwater Dedication
	Credit, per EQR				$1,375
12.1.a	Water System Development Charge,
	per EQR					$14,740
12.2.b	Potable Water Consumption Charge
	First 0-10,000 gallons per month	$2.46 per
	1000 gallons
	10,001-20,000 gallons per month		$3.17 per
	1000 gallons
	over 20,000 gallons per month		$5.54 per
	1000 gallons
	Non-Potable Water Consumption Charge	85% of
	corresponding potable water charges
12.2.c	Monthly Water Service Charge, per EQR	$20.28
12.3.a	Hydrant Use Fee				$40.00 per
						permit
12.3.b	Owner-initiated Shutoff Fee,
	each shutoff				$15.00 per
						hour
12.3.c	Fire Service Standby Fee, monthly fee
	4-inch					$12.00
	6-inch					$18.00
	8-inch					$24.00
12.3.d	Well Site Surcharge			$300 per acre
17.1.c	Sewer System Development Charge,
	per EQR					$4,883
17.2.a	Monthly Sewer Service Charge, per EQR	$34.80
17.3.a	Interceptor Inspection Fee,
	each inspection				$25.00


Exhibit C
SPECIAL FACILITIES FUNDING

Pursuant to Section 4.3, the COUNTY shall fund Special Facilities "A" and "B" by making an initial cash payment, by selling groundwater to PURECYCLE as provided for at Section 5.3, and by making monthly capital facilities surcharge ("MCFS") payments. The estimated cost for Special Facility "A" is $607,440 and the estimated cost for Special Facility "B" is $637,728; resulting in a combined Special Facilities cost of $1,245,168 ("Special Facilities Cost").

The amount of the initial cash payment shall be $397,235.
COUNTY shall pay PURECYCLE the initial cash payment within thirty days following the Effective Date.

The groundwater purchase price is estimated to be $240,075 pursuant to Section 5.3. Any difference in the groundwater purchase price due to a change of the amount of groundwater actually conveyed by COUNTY to PURECYCLE, whether positive or negative, shall result in the recalculation of the MCFS.

The amount of the MCFS shall be calculated on the Effective Date, and again upon COUNTY's conveyance of groundwater to PURECYCLE pursuant to section 5.3 should said conveyance occur on a date other than the Effective Date, based on the unpaid balance of the Special Facilities Cost, and using 120 equal monthly payments with interest at the rate of six percent (6%) per annum, compounded monthly. Payment of the MCFS shall be due with other water service charges on the first statement for water service following the COUNTY's occupancy and use of the initial phase fairgrounds facilities and shall continue until the entire Special Facilities Cost, including accrued interest, is paid in full. Interest shall begin to accrue upon the date of PURECYCLE's "conditional acceptance" (as defined in Section
5.9 of the Rules and Regulations) of the Water Facilities. COUNTY shall have the right to prepay the Special Facilities Cost hereunder without penalty. If the County should choose to prepay the Special Facilities costs early the COUNTY would be responsible for the remaining balance plus all interest accrued to that point, the COUNTY shall not be responsible for any future interest beyond the date in which the prepayment is effective.

Taking into account the above listed initial cash payment and groundwater purchase price, the resulting amount of the Special Facilities cost to be funded by COUNTY's payment of the MCFS is $607,858. Assuming for example that PURECYCLE's conditional acceptance of the Water Facilities occurs three months prior to COUNTY's occupancy and use of the initial phase fairgrounds facilities, the amount of the MCFS would be $6,849.70.

The MCFS will be incorporated into and added to the water service rates and charges imposed and collected by PURECYCLE and will be subject to payment and collection on the same basis as said water rates and charges, all as provided by the Rules and Regulations. All remedies available under the Rules and Regulations for non-payment of water service rates and charges, including the MCFS, and which include without limitation suspension and termination of water service and a perpetual lien upon the property served, shall apply for service to the Property.

Pursuant to C.R.S. section 29-1-110, as amended, the financial obligations of the County as set forth herein after the current fiscal year are contingent upon funds for that purpose being appropriated, budgeted and otherwise available. This Agreement is automatically terminated on January 1st of the first fiscal year for which funds are not appropriated. The County shall give PureCycle written notice of such non-appropriation.


COUNTY's sole obligations for funding of the Special Facilities shall be to sell the subject groundwater pursuant to the terms established herein and to make the payments identified herein. In the event that the Special Facilities cost more than the amounts estimated herein, PURECYCLE shall be responsible for providing additional funds. In the event that the Special Facilities cost less than the amounts estimated herein, PURECYCLE shall retain any remaining funds.

The payments provided for in this Exhibit C are solely to compensate PURECYCLE for constructing the Special Facilities and are not payments for the Export Water or for any Water Taps hereunder.


Exhibit D
WATER RIGHTS SPECIAL WARRANTY DEED

This Water Rights Special Warranty Deed is made and given effective ___________, 200_, by and from __________________________, a _____________________________,
whose address is
_________________________________________________________
("Grantor"), to PURE CYCLE CORPORATION, a Delaware Corporation, whose address is 8451 Delaware Street, Thornton CO 80260 ("Grantee").

Grantor hereby sells, conveys, and assigns to Grantee all of Grantor's water rights, title and related rights and interests of every kind in and to _______* acre-feet per year of nontributary groundwater from the Laramie-Fox Hills formation and the _______* acre-feet per year of not-nontributary groundwater from the Denver formation underlying the lands described on Exhibit A attached hereto (the "Property"). The subject groundwater ("Water Rights") conveyed herein was decreed in Case No. ______________ in the Water Court for Water Division No. 1, State to Colorado.

Grantor hereby expressly reserves all of its rights, title and interests in and to all non-tributary and not non-tributary waters underlying or appurtenant to the Property and related interests not conveyed herein to Grantee.

Grantor further warrants the title and agrees to defend quiet and peaceable possession of the Dedicated Groundwater against all and every person or persons claiming title by, through or under Grantor.

Date this _________ day of ______________, 200_.


(* For groundwater dedication credit, enter 26.95 for L-FH formation groundwater and delete reference to Denver formation. For groundwater purchase, enter amounts from final modified decree or from existing 84CW034 decree if COUNTY is unsuccessful with obtaining a modified decree.)